UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2015

Consumer Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54998	26-2517432
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-82 39th Ave, 4th Floor, Unit B, Flushing, New York 11354

(Address of principal executive offices) (zip code)

(718) 395-8150

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 3, 2015, Lingling Zhang was removed as a director (“Director”) of Consumer Capital Group, Inc. (the “Company”) for cause. Ms. Zhang was removed as a Director, Secretary and any other position with the Company for violating her fiduciary duties to the Company. Per Article II, Section 5 of the Bylaws of the Company, except as may otherwise be provided by the Delaware General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. On December 3, 2015, a special meeting by the majority shareholders of the Company approved and authorized the recommendations by the Board of Directors to remove Ms. Zhang as a Director, Secretary and any other positions with the Company.

Ms. Lingling Zhang has been furnished with a copy of this 8-K and will be given an opportunity to respond. Any response will be filed as an amendment hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2015	Consumer Capital Group, Inc.

	By:	/s/ Jianmin Gao Jianmin Gao President and Chief Executive Officer